FORM 8-A


              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

       For Registration of certain classes of securities pursuant to section 12(b) or (g) of the

                  Securities Exchange Act of 1934

   SOVEREIGN BANCORP, INC.          SOVEREIGN CAPITAL TRUST III
      (Exact name of                     (Exact name of
   registrant as specified          registrant as specified in
      in its charter                in its certificate of trust

       PENNSYLVANIA                         DELAWARE
 (State of other jurisdiction      (State or other jurisdiction
    of incorporation or                of incorporation or
       organization)                       organization)

        23-2453088                      To be Applied For
     (I.R.S. employer                   (I.R.S. employer
   identification number)             identification number)

                                          103 Foulk Road
    2000 Market Street                      Suite 2000
Philadelphia, Pennsylvania             Wilmington, Delaware
         19103                                 19803
(Address of principal executive  (Address of principal executive
  offices, including zip code)       offices, including zip code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each exchange on which
to be so registered               each class is to be registered
-------------------               ------------------------------
   Trust Preferred Securities         New York Stock Exchange
of Sovereign Capital Trust III
  (and the Guarantee by
   Sovereign Bancorp, Inc.
    with respect thereto)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this Form relates: 333-71568 and 333-71568-01

Securities to be registered pursuant to section 12(g) of the Act: Not applicable

Item 1.  Description of Registrants' Securities to be
         Registered.

     The class of securities to be registered hereby consists of the 8.75% Capital Securities (the "Preferred Securities"), representing undivided beneficial interests in Sovereign Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee (the "Guarantee") by Sovereign Bancorp, Inc., a Pennsylvania corporation, in favor of the holders of the Preferred Securities.

     The description of the Preferred Securities and the Guarantee are incorporated herein by reference to "Description of the Preferred Securities" and "Description of the Guarantee" set forth on pages S-23 to S-32 and S-32, respectively, of Registrants' Prospectus Supplement, dated December 10, 2001, as filed with the Commission on December 11, 2001.

Item 2.  Exhibits.

Number   Description

2.1      Certificate of Trust for Sovereign Capital Trust III
         (Incorporated by reference to Exhibit 4.20 to Registration Statement No. 333-86961 on Form S-3).

2.2      Declaration of Trust for Sovereign Capital Trust III
         (Incorporated by reference to Exhibit 4.21 to Registration Statement No. 333-86961 on Form S-3).

2.3      Form of Amended and Restated Declaration of Trust for
         Sovereign Capital Trust III (Incorporated by reference to Exhibit 4.22 to Registration Statement No. 333-86961 on Form S-3).

2.4      Form of Junior Subordinated Indenture between Sovereign
         Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank)
         (Incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-86961 on Form S-3).

2.5      Second Supplemental Indenture dated as of December 13,
         2001 between Sovereign Bancorp, Inc. and BNY Midwest
         Trust Company (as successor to Harris Trust and Savings
         Bank).

2.6 Form of Preferred Security (Attached as Exhibit A-1 to the Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities of Sovereign Capital Trust III, which is incorporated by reference to Exhibit 4.22 to Registration Statement No. 333-86961 on Form S-3).

2.7      Form of Guarantee with respect to the Preferred
         Securities of Sovereign Capital Trust III (Incorporated by reference to Exhibit 4.23 to Registration Statement
         No. 333-86961 on Form S-3).



                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 12, 2001      SOVEREIGN BANCORP, INC.


                               By: /s/ Mark R. McCollom
                                  ------------------------------
                                  Mark R. McCollom,
                                  Senior Vice President


                               SOVEREIGN CAPITAL TRUST III


                               By: /s/ Mark R. McCollom
                                  ------------------------------
                                  Mark R. McCollom,
                                  Administrative Trustee



                        EXHIBIT INDEX

Number   Description

2.1      Certificate of Trust for Sovereign Capital Trust III
         (Incorporated by reference to Exhibit 4.20 to Registration Statement No. 333-86961 on Form S-3).

2.2      Declaration of Trust for Sovereign Capital Trust III
         (Incorporated by reference to Exhibit 4.21 to Registration Statement No. 333-86961 on Form S-3).

2.3      Form of Amended and Restated Declaration for Sovereign
         Capital Trust III (Incorporated by reference to
         Exhibit 4.22 to Registration Statement No. 333-86961 on
         Form S-3).

2.4      Form of Junior Subordinated Indenture between Sovereign
         Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank)
         (Incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-86961 on Form S-3).

2.5      Second Supplemental Indenture dated as of December 13,
         2001 between Sovereign Bancorp, Inc. and BNY Midwest
         Trust Company (as successor to Harris Trust and Savings
         Bank).

2.6 Form of Preferred Security (Attached as Exhibit A-1 to the Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Preferred Securities of Sovereign Capital Trust III, which is incorporated by reference to Exhibit 4.22 to Registration Statement No. 333-86961 on Form S-3).

2.7      Form of Guarantee with respect to the Preferred
         Securities of Sovereign Capital Trust III (Incorporated by reference to Exhibit 4.23 to Registration Statement
         No. 333-86961 on Form S-3).